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                                                               Exhibit (d)(2)(v)

                           SUBADVISORY AGREEMENT WITH
                       FISCHER FRANCIS TREES & WATTS, INC.

                           THE TARGET PORTFOLIO TRUST
                          INTERNATIONAL BOND PORTFOLIO

                              Subadvisory Agreement

         Agreement made as of this 2nd day of March, 2001 between Prudential Investments Fund Management LLC ("PIFM" or the "Manager") and Fischer Francis Trees & Watts, Inc. (the "Subadviser").

         WHEREAS, the Manager has entered into a Management Agreement, dated November 9, 1992 (the "Management Agreement"), with The Target Portfolio Trust (the "Trust"), a Delaware business trust, on behalf of the International Bond Portfolio (the "Portfolio"), a diversified, open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), pursuant to which PIFM acts as Manager of the Portfolio; and

         WHEREAS, PIFM desires to retain the Subadviser to provide investment advisory services to the Portfolio and to manage such portion of the Portfolio as the Manager shall from time to time direct, and the Subadviser is willing to render such investment advisory services.

         NOW, THEREFORE, the Parties agree as follows:

         1. (a) Subject to the supervision of the Manager and the Board of Trustees of the Trust, the Subadviser shall manage such portion of the investment operations of the Portfolio as the Manager shall direct and shall manage the composition of the Portfolio's portfolio, including the purchase, retention and disposition thereof, in accordance with the Portfolio's investment objectives, policies and restrictions as stated in its prospectus and statement of additional information (such prospectus and statement of additional information as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus"), and subject to the following understandings:

                  (i) The Subadviser shall provide supervision of such portion of the Portfolio's investments as the Manager shall direct and shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Portfolio, and what portion of the assets will be invested or held uninvested as cash.

                  (ii) The Subadviser may delegate its responsibilities under this agreement to its affiliated entities Fischer Francis Trees & Watts (UK), Fischer Francis Trees & Watts Ltd. Pte. (Singapore) and Fischer Francis Trees & Watts KK (Japan), although it will remain liable for the acts of these entities as if such delegation had not occurred.
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                  (iii) In the performance of its duties and obligations under this Agreement, the Subadviser and its affiliated entities shall act in conformity with the Declaration of Trust and By-Laws of the Trust, with the Prospectus and with the instructions and directions of the Manager and of the Board of Trustees of the Trust, and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations. In connection therewith, the Subadviser shall, among other things, prepare and file such reports as are, or may in the future be, required by the Securities and Exchange Commission.

                  (iv) The Subadviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Portfolio, and will place orders with or through such persons, banks, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated or any broker or dealer affiliated with the Subadviser) as it may determine and as authorized by applicable law to carry out the policy with respect to brokerage as set forth in the Portfolio's Prospectus or as the Board of Trustees may direct from time to time. The Subadviser, as agent for the Portfolio, may execute industry standard agreements with banks, brokers, dealers, or futures commission merchants that are necessary for it to perform its duties under this Agreement although it shall remain responsible for the provisions thereof, subject to the standard of care described in paragraph 4 of this Agreement. In providing the Portfolio with investment supervision, it is recognized that the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser's other clients may be a party. It is understood that Prudential Securities Incorporated or any broker or dealer affiliated with the Subadviser may be used as principal broker for securities transactions, but that no formula has been adopted for allocation of the Portfolio's investment transaction business. It is also understood that it is desirable for the Portfolio that the Subadviser have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants who may execute brokerage transactions at a higher cost to the Portfolio than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Subadviser is authorized to place orders for the purchase and sale of securities and futures contracts for the Portfolio with such brokers or futures commission merchants, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers or futures commission merchants may be useful to the Subadviser in connection with the Subadviser's services to other clients.

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                  On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Portfolio as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to such other clients.

                  (v) The Subadviser shall maintain all books and records with respect to the Portfolio's portfolio transactions required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act, and shall render to the Trust's Board of Trustees such periodic and special reports as the Trustees may reasonably request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the Trustees or officers or employees of the Portfolio with respect to any matter discussed herein, including, without limitation, the valuation of the Portfolio's securities.

                  (vi) The Subadviser shall provide the Portfolio's Custodian on each business day with information relating to all transactions concerning the portion of the Portfolio's assets it manages, and shall provide the Manager with such information upon request of the Manager.

                  (vii) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, Subadviser and Manager understand and agree that if the Manager manages the Portfolio in a "manager-of-managers" style, the Manager will, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser; (ii) periodically make recommendations to the Trust's Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated; and (iii) periodically report to the Trust's Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

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                  During the term of the Agreement and for one year thereafter, the Manager and the Subadviser each agrees to keep confidential any and all written or oral information that it may be provided regarding the other, including its structure, management, work flows, organization, financial controls and condition, personnel and other information that is not publicly available and that is valuable and confidential to such party (collectively, "Confidential Information"). Each party also agrees to have in effect, and enforce, rules and policies designed to protect against unauthorized access to or use of the Confidential Information. Each party agrees to disclose the Confidential Information to its employees and agents only to the extent necessary to carry out the purpose for which the Confidential Information is disclosed.

                  This clause shall not be construed to preclude the parties from providing information which they are bound to disclose under compulsion of law, or where requested by regulatory agencies, or, if necessary, to banks, brokers and other counterparties used to effect transactions, or to professional advisers where reasonably necessary for the performance of their professional services.

         (b) The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected. Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.

         (c) The Subadviser shall keep the Portfolio's books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof and shall timely furnish to the Manager all information relating to the Subadviser's services hereunder needed by the Manager to keep the other books and records of the Portfolio required by Rule 31a-1 under the 1940 Act. The Subadviser agrees that all records which it maintains for the Portfolio are the property of the Portfolio, and the Subadviser will surrender promptly to the Portfolio any of such records upon the Portfolio's request, provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

         (d) The Subadviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and other applicable state and federal regulations.

         (e) The Subadviser shall furnish to the Manager copies of all records prepared in connection with (i) the performance of this Agreement and
         (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Manager may reasonably request.

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         2. The Manager shall continue to have responsibility for all services to be provided to the Portfolio pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser's performance of its duties under this Agreement.

         3. For the services provided and the expenses assumed pursuant to this Agreement, the Manager shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Portfolio's average daily net assets of the portion of the Portfolio managed by the Subadviser as described in the attached Schedule A.

         4. The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Portfolio or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement.

         5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust, on behalf of the Portfolio, at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio, or by the Manager or the Subadviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. Any such termination shall be without prejudice to the completion of transactions initiated by the Subadviser prior to the date of termination. The Subadviser's fees shall be prorated to the date of termination as specified in the attached Schedule A. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it will promptly notify the Trust and the Manager of the occurrence or anticipated occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change or anticipated change in control (as defined in the 1940 Act) of the Subadviser.

         Any notice or other communication required to be given pursuant to
Section 5 of this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; (2) to the Trust at Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser at 200 Park Avenue, New York, NY 10166, Attention: Michael Wyne, Director of Operations.

         6. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's directors, officers or employees who may also be a Trustee, officer or employee of the Trust or the Portfolio to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

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         7. During the term of this Agreement, the Manager agrees to furnish the
Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Portfolio or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

         8. This Agreement may be amended by mutual consent, but the consent of the Portfolio must be obtained in conformity with the requirements of the 1940 Act.

         9. This Agreement shall be governed by the laws of the State of New
York.

         IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



                                     PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC
                                     By: /s/ Robert F. Gunia
                                         --------------------------------------
                                             Robert F. Gunia
                                             Executive Vice President


                                     FISCHER FRANCIS TREES & WATTS, INC.
                                     By: /s/ Stephen  C. Francis
                                         --------------------------------------
                                                Stephen C. Francis
                                                 Vice Chairman

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                                                                       EXHIBIT A

                              COMPENSATION SCHEDULE

Annual fee payable to the Subadviser as a percentage of average daily net assets of the Portfolio managed by the Subadviser:

0.30% on the Portfolio's assets managed by the Subadviser.


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